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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                   May 6, 1997
              -----------------------------------------------------
                Date of Report (date of earliest event reported)



                              The Right Start, Inc.
              -----------------------------------------------------
              Exact name of registrant as specified in its charter)


   California                         0-19536                      95-3971414
 --------------              ------------------------            --------------
(State or other              (Commission file number)           (IRS employer
 jurisdiction of                                                 identification
 incorporation)                                                  number)



        5334 Sterling Center Drive
       Westlake Village, California                            91361
       ----------------------------                          ----------
  (Address of principal executive offices)                   (Zip code)


                                (818) 707-7100
                                --------------
             (Registrant's telephone number, including area code)

                                Not applicable
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)


                          Exhibit Index is on page 4
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Item 5.   Other Events
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     On May 6, 1997, the Registrant entered into a Securities Purchase Agreement pursuant to which the Registrant issued an aggregate principal amount of $3,000,000 of its 11.5% Senior Subordinated Notes due May 6, 2000 (the "Notes"). In connection therewith, the Registrant also issued warrants to purchase an aggregate of 475,000 shares of its common stock (the "Warrants") on a pro rata basis to the purchasers of the Notes. The Warrants are exercisable at $3.00 per share, may be exercised at any time prior to their expiration on May 6, 2002 and include certain antidilution protection and a cashless exercise option. Certain investors in the Notes and the Warrants are affiliates of the Registrant.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
          ------------------------------------------------------------------

          (a)    Financial Statements of Businesses Acquired

                    Not applicable

          (b)    Pro Forma Financial Information

                    Not applicable

          (c)    Exhibits

     A list of exhibits included as a part of this report is set forth in the
Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    THE RIGHT START, INC.



Date:  May 20, 1997                 /s/ Jerry R. Welch
                                    ---------------------------
                                    Jerry R. Welch
                                    Chief Executive Officer and
                                    Chairman of the Board
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                                 EXHIBIT INDEX


10.1 The Right Start, Inc. Securities Purchase Agreement Dated as of May 6, 1997 for 11.5% Senior Subordinated Notes due May 6, 2000 and Warrants to Purchase Common Stock